Swidler Berlin                                 The Chrysler Building
Shereff Friedman, LLP                          405 Lexington Avenue
                                               New York, NY 10174
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                                 April 28, 2000


Mercury Select Growth Fund of
Mercury Asset Management Funds, Inc.
800 Scudders Mill Road
Plainsboro, NJ 08536


Ladies and Gentlemen:


     We have acted as counsel for Mercury Select Growth Fund ("Mercury Fund" or the "Acquiring Fund") of Mercury Asset Management Funds, Inc. ("Registrant") in connection with the proposed reorganization between Turner Large Cap Growth Equity Fund (the "Turner Fund" or the "Acquired Fund"), a separate investment series of TIP Funds, a Massachusetts business trust, and the Mercury Fund (the "Reorganization"). This opinion is furnished in connection with Mercury Fund's Post-Effective Amendment No. 1 to Registration Statement on Form N-14 under the Securities Act of 1933, as amended (File No. 333-32198) (the "Registration Statement"), relating to shares, par value $0.0001 per share, of the Mercury Fund (the "Corresponding Shares"), to be issued in connection with the Reorganization.


     We have, as counsel, participated in various proceedings relating to the Mercury Fund. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of its Articles of Incorporation and By-Laws, each as amended to date and currently in effect, and other documents relating to its organization and operation. In addition, we have reviewed a certificate dated April 20, 2000 of the Secretary of State of the State of Maryland to demonstrate the good standing of the Registrant.

     Based upon the foregoing, we are of the opinion that, subsequent to the approval of the Reorganization in the manner set forth in the definitive proxy statement and prospectus constituting a part of the Registration Statement (the "Proxy Statement and Prospectus"), the Corresponding Shares, upon issuance in the manner referred to in the Registration Statement, for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of the Mercury Fund.

Mercury Select Growth Fund of
Mercury Asset Management Funds, Inc.
April 28, 2000
Page 2



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.


                                       Very truly yours,

                                       /s/ Swidler Berlin Shereff Friedman, LLP

                                       SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

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